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                                                                 EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 31, 1997, (the Report of Independent Public Accountants) appearing on page 30 of the 1996 Annual Report to Shareholders of Edison International (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1996 of Edison International and to the supplemental note to the financial statements included herein and labeled "Subsequent Event." It should be noted that we have performed no audit procedures subsequent to January
31, 1997, the date of our report, except with respect to the supplemental note as to which the date is February 21, 1997. Furthermore, we have not audited any financial statements of Edison International as of any date or period subsequent to December 31, 1996.

    We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedules), appearing on page 38 of this Annual Report on Form 10-K, in the Edison International Registration Statements which follow:

  Registration Form               File No.               Effective Date
  -----------------               --------               --------------

     Form S-3                     333-08115               July 15, 1996
     Form S-8                     333-30913               May 16, 1996
     Form S-8                     33-32302                June 2, 1993
     Form S-8                     33-46713                June 2, 1993
     Form S-8                     33-46714                June 2, 1993
     Form S-3                     33-44148                September 17, 1993




                                            ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP


Los Angeles, California
March 27, 1997